                                                                     Exhibit 4.3

                           DIRECT GENERAL CORPORATION


                          ELDON CAPITAL PARTNERS, L.P.


                      SERIES B CONVERTIBLE PREFERRED STOCK


                                ----------------
                       PREFERRED STOCK PURCHASE AGREEMENT
                                ----------------


                          Dated as of November 18, 1996

                                TABLE OF CONTENTS

                                                                                                                PAGES
                                                                                                                -----
1.       Authorization of Shares..................................................................................1

2.       Sale and Purchase of Shares..............................................................................1

3.       Closing; Fees............................................................................................1
   3.1      Closing...............................................................................................1
   3.2      Legal Fees............................................................................................2

4.       Conditions to Purchaser's Obligations....................................................................2
   4.1      Representations and Warranties........................................................................2
   4.2      Performance; No Default...............................................................................2
   4.3      Compliance Certificate................................................................................2
   4.4      Opinions of Counsel...................................................................................2
   4.5      Stockholders Agreement................................................................................2
   4.6      Amendment of Charter..................................................................................3
   4.7      Other Financing.......................................................................................3
   4.8      Consents, Agreements..................................................................................3
   4.9      Compliance with Securities Laws.......................................................................3
   4.10     Proceedings and Documents.............................................................................3
   4.11     Fees..................................................................................................4
   4.12     Engagement Agreement..................................................................................4

5.       Condition to the Company's Obligations...................................................................4
   5.1      Representations and Warranties........................................................................4
   5.2      Performance; No Default...............................................................................4
   5.3      Stockholders Agreement................................................................................4
   5.4      Consents, Agreements..................................................................................4
   5.5      Minimum Investment....................................................................................5

6.       Representations and Warranties, etc......................................................................5
   6.1      Organization, Standing, etc...........................................................................5
   6.2      Subsidiaries..........................................................................................5
   6.3      Qualification.........................................................................................5
   6.4      Business; Financial Statements........................................................................5
   6.5      Changes, etc..........................................................................................6
   6.6      Reserves and other Insurance Liabilities..............................................................7
   6.7      Capital Stock and Related Matters.....................................................................7
   6.8      Tax Returns and Payments..............................................................................8
   6.9      Debt..................................................................................................9
   6.10     Title to Properties; Liens............................................................................9
   6.11     Litigation, etc.......................................................................................9
   6.12     Compliance with Other Instruments, etc...............................................................10
   6.13     Governmental Consent.................................................................................10
   6.14     Patents, Trademarks, Authorizations, etc.............................................................10
   6.15     Compliance with ERISA................................................................................11
   6.16     Environmental Matters................................................................................11
   6.17     Insurance............................................................................................12
   6.18     Material Contracts and Obligations...................................................................12

   6.19     Employees............................................................................................12
   6.20     Books and Records....................................................................................13
   6.21     Accounts and Notes Receivable........................................................................13
   6.22     "Sensitive" Payments"................................................................................13
   6.23     Disclosure...........................................................................................14
   6.24     Use of Proceeds......................................................................................14
   6.25     Investment Company Act...............................................................................14
   6.26     U.S. Real Property Holding Corporation...............................................................14
   6.27     No Adverse Legislation, Action or Decision, etc......................................................14

7.       Purchase for Investment; Source of Funds................................................................14
   7.1      Purchase for Investment..............................................................................15
   7.2      Source of Funds......................................................................................15
   7.3      Authority............................................................................................15
   7.4      Experience...........................................................................................15
   7.5      Accredited Investor..................................................................................15

8.       Accounting; Financial Statements and Other Information..................................................15

9.       Covenants of the Company................................................................................17
   9.1      Inspection...........................................................................................17
   9.2      Corporate Existence, etc.; Business..................................................................17
   9.3      Payment of Taxes and Claims; Tax Consolidation.......................................................18
   9.4      Maintenance of Properties; Insurance.................................................................18
   9.5      Transactions with Affiliates.........................................................................18
   9.6      Board Approval.......................................................................................19
   9.7      Compensation of Executive Officers...................................................................19
   9.8      Key Man Insurance....................................................................................19
   9.9      Preemptive Rights....................................................................................19
   9.10     Auditor and Actuary..................................................................................21
   9.11     Ownership of Subsidiaries............................................................................21
   9.12     Negative Covenants...................................................................................21
   9.13     Expenses of Directors and Purchaser Representatives..................................................23
   9.14     Reservation of Common Stock..........................................................................23
   9.15     Director and Officer Insurance.......................................................................24
   9.16     Stock Option Plan....................................................................................24
   9.17     Compliance with Laws.................................................................................24
   9.18     Termination of Covenants.............................................................................24

10.      Registration Under Securities Act, etc..................................................................24
   10.1     Required Registrations...............................................................................24
   10.2     Incidental Registration..............................................................................26
   10.3     Registration Procedures..............................................................................27
   10.4     Allocation of Expenses...............................................................................30
   10.5     Indemnification and Contribution.....................................................................30
   10.6     Indemnification with Respect to Underwritten Offering................................................33
   10.7     Information by Holder................................................................................33
   10.8     "Stand-Off" Agreement................................................................................33
   10.9     Limitations on Subsequent Registration Rights........................................................34
   10.10    Rule 144 Requirements................................................................................34
   10.11    Selection of Underwriter.............................................................................35

   10.12     Mergers, Etc........................................................................................35

11.      Definitions.............................................................................................35

12.      Confidentiality.........................................................................................43

13.      Option to Sell or Purchase..............................................................................44

14.      Purchase Price Adjustment...............................................................................44

15.      Registration, Transfer and Substitution of Shares; Action by Shareholders...............................45
   15.1     Share Register; Ownership of Shares..................................................................45
   15.2     Transfer and Exchange of Shares......................................................................45
   15.3     Replacement of Shares................................................................................45
   15.4     Shares held by Company, etc., Deemed Not Outstanding.................................................45
   15.5     Sale or Transfer of Shares; Legend...................................................................45

16.      Payments on Shares......................................................................................46

17.      Survival of Representations and Warranties..............................................................47

18.      Amendments and Waivers..................................................................................47

19.      Notices, etc............................................................................................47

20.      Miscellaneous...........................................................................................48

EXHIBITS AND SCHEDULES

EXHIBIT A         Certificate of Designation

EXHIBIT B-1       Opinion of Company Counsel

EXHIBIT B-2       Opinion of General Counsel of Company

EXHIBIT B-3       Opinion of Special Louisiana Counsel

EXHIBIT C         Form of Stockholders Agreement

SCHEDULE A        Schedule of Purchasers

SCHEDULE B        Schedule of Subsidiaries

SCHEDULE C        Schedule of Equity Holders

SCHEDULE D        Schedule of Debt and Liens of Direct Companies

SCHEDULE E        Disclosure Schedule

                       PREFERRED STOCK PURCHASE AGREEMENT

         PREFERRED STOCK PURCHASE AGREEMENT, dated as of November 18, 1996, among DIRECT GENERAL CORPORATION, a Tennessee corporation (the "Company"), and ELDON CAPITAL PARTNERS, L.P., a Delaware limited partnership (the "PURCHASER").

                  1. Authorization of Shares. The Company will authorize the issue and sale of 96,069 shares of its Series B Convertible Preferred Stock, no par value (the "Series B Preferred Stock"), having the rights, restrictions, privileges, preferences and voting powers set forth in the Certificate of Designation set out in Exhibit A (the "Certificate of Designation"), with such changes therefrom, if any, as may be approved by the Company and the Purchaser. Certain capitalized terms used in this Agreement are defined in section 11; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

                  2. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company, at the Closing provided for in section 3, the number of shares of the Series B Preferred Stock specified opposite the name of the Purchaser in Schedule A at the purchase price of $54.036 per share. Contemporaneously with entering into this Agreement, the Company is entering into a separate Purchase Agreement (the "Other Agreement") identical with this Agreement with the other purchaser named in Schedule A (the "Other Purchaser"), providing for the sale to the Other Purchaser, at such Closing, of the number of shares of Series B Preferred Stock specified opposite its name in Schedule A. The shares of Preferred Stock being purchased by all the purchasers, listed in Schedule A, and the shares of Preferred Stock to be issued by way of dividends, are hereinafter referred to as the "Shares".

                  3.       Closing; Fees.

                  3.1. Closing. The sale of the Shares to be purchased by the Purchaser shall take place at the offices of Becker, Glynn, Melamed & Muffly LLP, 299 Park Avenue, New York, New York 10171, at 10:00 a.m., New York City time, at a closing (the "Closing") on November 25, 1996 or at such other time and place as may be agreed upon by the Company and the Purchaser. At the Closing the Company will deliver to the Purchaser the Shares to be purchased by the Purchaser in the form of a single Share certificate (or such greater number of Share certificates in such denominations as the Purchaser may request) registered in the name of the Purchaser (or in the name of its nominee), against delivery by the Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor.

                  3.2. Legal Fees. On the date of the Closing, the Company will pay the reasonable costs and expenses of the Purchaser incurred in connection with the transactions contemplated by this Agreement, including without limitation the fees and disbursements of the Purchaser's special counsel and special regulatory counsel, if any, incurred in connection with the transactions contemplated by this Agreement, against presentation to the Company of a schedule showing such costs and expenses in reasonable detail; provided that the fees payable pursuant to this section 3.2 and section 3.2 of the Other Agreement will in no event exceed an aggregate of $75,000.

                  4. Conditions to Purchaser's Obligations. The obligation of the Purchaser to purchase and pay for the Shares to be sold to it at the Closing is subject to the fulfillment to the Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

                  4.1. Representations and Warranties. The representations and warranties of the Company contained in this Agreement and those set forth in the Schedules and Exhibits hereto shall be correct when made and at the time of the Closing, except as affected by the consummation of such transactions.

                  4.2. Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

                  4.3. Compliance Certificate. The Company shall have delivered to the Purchaser an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled.

                  4.4. Opinions of Counsel. The Purchaser shall have received (a) from Bass, Berry & Sims, counsel for the Company, a favorable opinion substantially in the form set forth in Exhibit B-l, (b) from Kurt G. Schreiber, Esq., Executive Vice President and General Counsel of the Company, a favorable opinion substantially in the form set forth in Exhibit B-2, and (c) from Breazeale, Sachse & Wilson, L.L.P., special Louisiana counsel for the Company, a favorable opinion substantially in the form set forth in Exhibit B-3.

                  4.5. Stockholders Agreement. The Stockholders Agreement shall have been duly executed and delivered by the parties thereto, in substantially the form of Exhibit C.

                  4.6. Amendment of Charter. The Charter of the Company shall have been amended to include (a) substantially the provisions set forth in Exhibit A relating to the Series B Preferred Stock and (b) such revisions of the certificate of designation relating to the Series A Preferred Stock as may be necessary to permit the transactions contemplated hereby, and, except as so amended, the Charter shall not have been amended or modified without the Purchaser's prior written consent.

                  4.7. Other Financing. A complete and correct copy of the Loan Agreement, dated October 3, 1996, among the Company, Direct, First Tennessee Bank National Association, as Agent, and the banks named therein; the Fourth Amended and Restated Loan Agreement, dated August 29, 1996, among the Company, certain of its affiliates and Subsidiaries, First Tennessee Bank National Association, as Agent, and the banks named therein; and the Stock Purchase Agreement, dated as of September 6, 1996, between the Company and Mutual Service Casualty Insurance Company; shall have been delivered to the Purchaser.

                  4.8. Consents, Agreements. The Company and the Purchaser shall have obtained from the Department of Commerce and Insurance of the State of Tennessee an Order of Exemption from the provisions of Tennessee Code Annotated Section 56-11-203 with respect to this Agreement and the transactions contemplated by this Agreement; and the Company and the Purchaser shall have obtained from the Department of Insurance of the State of Louisiana an Order of Exemption from the provisions of Louisiana Code LFA-R.S. 22:1004 E(2) (a) with respect to this Agreement and the transactions contemplated by this Agreement. Such Orders of Exemption shall be in form and scope satisfactory to the Purchaser and shall be in full force and effect on the Closing Date. The Direct Companies shall have obtained all other consents and waivers of governmental authorities and any other Person necessary in connection with the transactions contemplated by this Agreement, and such consents and waivers shall be in full force and effect on the Closing Date. A complete and correct copy of such Orders of Exemption and each of such other consents and waivers shall have been delivered to the Purchaser.

                  4.9. Compliance with Securities Laws. The offering and sale of the Shares to the Purchaser shall have complied with all applicable requirements of federal and state securities laws (including state insurance securities laws) and the Purchaser shall have received evidence thereof in form and substance reasonably satisfactory to it.

                  4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  4.11. Fees. The fees required to be paid by section 3.2 shall have been paid as therein provided.

                  4.12. Engagement Agreement. The Company shall have executed and delivered to Eldon Capital the Engagement Agreement, providing for the engagement by the Company of Eldon Capital as consultant to the Company, and the Common Stock Purchase Warrant provided for therein.

                  5. Condition to the Company's Obligations. The obligation of the Company to. issue and sell the Shares to be sold by it at the Closing is subject to the fulfillment to the Company's satisfaction, prior to or at the Closing, of the following conditions:

                  5.1. Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be correct when made and at the time of the Closing, except as affected by the consummation of such transactions.

                  5.2. Performance; No Default. The Purchaser shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by them, if any, prior to or at the Closing.

                  5.3. Stockholders Agreement. The Stockholders Agreement shall have been duly executed and delivered by the parties thereto, in substantially the form of Exhibit C.

                  5.4. Consents, Agreements. The Company and the Purchaser shall have obtained from the Department of Commerce and Insurance of the State of Tennessee an Order of Exemption from the provisions of Tennessee Code Annotated Section 56-11-203 with respect to this Agreement and the transactions contemplated by this Agreement; and the Company and the Purchaser shall have obtained from the Department of Insurance of the State of Louisiana an Order of Exemption from the provisions of Louisiana Code LFA-R.S. 22:1004 E(2) (a) with respect to this Agreement and the transactions contemplated by this Agreement. Such Orders of Exemption shall be in form and scope satisfactory to the Company and shall be in full force and effect on the Closing Date. The Direct Companies shall have obtained all other consents and waivers of governmental authorities and any other Person necessary in connection with the transactions contemplated by this Agreement, and such consents and waivers shall be in full force and effect on the Closing Date.

                  5.5. Minimum Investment. The Purchaser and the Other Purchaser, collectively, shall have tendered at the Closing aggregate consideration of not less than $8,000,000 for the purchase of the Shares.

                  6. Representations and Warranties, etc. The Company represents and warrants that:

                  6.1. Organization, Standing, etc. The Company is a corporation duly incorporated and validly existing under the laws of the State of Tennessee and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Agreement, to issue and sell the Shares and to carry out the terms of this Agreement.

                  6.2. Subsidiaries. Schedule B correctly lists as to each Subsidiary on the date of this Agreement (a) its name, (b) the jurisdiction of its incorporation and (c) the percentage of its issued and outstanding shares owned by the Company or another Subsidiary (specifying such other Subsidiary). Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares indicated in Schedule B as owned by the Company or by any other Subsidiary are so owned beneficially and of record by the Company or by such other Subsidiary free and clear of any Lien other than Permitted Liens.

                  6.3. Qualification. Each of the Direct Companies is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the business, operations, affairs, condition (financial or otherwise), properties or assets of the Direct Companies, taken as a whole.

                  6.4. Business; Financial Statements. The Company has delivered to the Purchaser complete and correct copies of (a) the audited balance sheets of the Company and its Subsidiaries as of December 31, 1993, 1994 and 1995, and the audited statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years then ended, together with the opinion thereof of Faulkner Mackie & Cochran, P.C., independent accountants, in the case of the fiscal years ended December 31, 1993 and 1994, and Ernst & Young, LLP, independent accountants, in the case of the fiscal year ended December 31, 1995, (b) the unaudited balance sheet of the Company and its Subsidiaries as of June 30, 1996, and the related unaudited statement of earnings and shareholders' equity of the Company for the six months then ended, (c) the audited balance sheet of Direct as of December 31, 1995, and the audited statements of earnings, shareholders' equity and cash flows of Direct for the fiscal year then ended, together with the opinion thereon of Ernst & Young, LLP, independent accountants, and (d) the unaudited balance sheet of Direct as of June 30, 1996, and the audited statements of earnings and shareholders' equity of Direct for the six months then ended (together with the financial statements described in clauses (a), (b) and (c), the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (or, in the case of the Financial Statements of Direct, Statutory Accounting Principles) applied on a consistent basis throughout the periods specified (except such changes as are therein specified and except, in the case of such unaudited financial statements, for the absence of the statement of cash flows and footnotes), and present fairly the financial position of the Company and its consolidated Subsidiaries as of the respective dates specified and the consolidated results of their operations and changes in financial position for the respective periods specified, subject, in the case of such unaudited financial statements, to year-end adjustments.

                  6.5. Changes, etc. Except as set forth in Schedule E, since December 31, 1995, there has not been:

                  (a) any change in the assets, liabilities, financial condition or operations of any of the Direct Companies other than changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse;

                  (b) any material change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of any of the Direct Companies by way of guaranty, endorsement, indemnity, warranty, or otherwise;

                  (c) any waiver or compromise by any of the Direct Companies of a material right or of a material debt owed to it;

                  (d) any loans from the Direct Companies to their employees, officers, or directors, other than travel advances made in the ordinary course of business and other than loans which in the aggregate do not exceed $10,000;

                  (e) any increase or series of increases in excess of 10% in the compensation of any of the ten most highly-compensated employees of the Direct Companies;

                  (f) any issuance or sale by the Company of any shares of Common Stock or other securities;

                  (g) any direct or indirect declaration or payment by the Company of any sum or property for any dividend or other distribution on account of any shares of any class of stock of the Company or any redemption, retirement, purchase or other acquisition of any shares of any class of stock of the Company;

                  (h) any other event or condition that has had a material adverse effect on any of the Direct Companies' business or prospects; or

                  (i) any agreement or commitment by any of the Direct Companies to do any of the things described in this section 6.5.

                  6.6. Reserves and other Insurance Liabilities. Direct's reserves, including but not limited to loss reserves (including loss adjustment expense reserves), loss reserves for claims incurred but not reported (including loss adjustment expense reserves), and unearned premiums, determined under Statutory Accounting Principles as at June 30, 1996, as reflected in the Financial Statements, equal or exceed those required under the insurance laws of the State of Tennessee, including written interpretations thereof by the Department of Commerce and Insurance of the State of Tennessee. Each reserving assumption utilized by Direct in its calculations of such reserves is reasonable in light of Direct's experience, and no information has come to Direct's attention which would cause it to believe that any such assumption should be changed in any material respect. Direct has delivered to the Purchaser a signed report of an actuarial firm of national reputation as to the matters set forth in this section 6.6.

                  6.7. Capital Stock and Related Matters. (a) As of the Closing Date, after giving effect to the filing of the Certificate of Designation, the authorized capital stock of the Company will consist of 10,000,000 shares of Common Stock, no par value, and 1,000,000 shares of preferred stock, no par value, of which 244,812 shares are authorized and constitute the Series A Preferred Stock, and 225,000 are authorized and constitute the Series B Preferred Stock. On the Closing Date after giving effect to the transactions contemplated by this Agreement and the Other Agreement, 1,100,367 shares of the Common Stock, 244,812 of the Series A Preferred Stock and 148,049 shares of the Series B Preferred Stock will be issued and outstanding. The shares of Common Stock issuable upon conversion of the Series B Preferred Stock have been duly authorized and validly reserved for issuance upon such conversion and, when so issued, will be validly issued, fully paid and non-assessable. The Company does not have outstanding securities convertible into or exchangeable for any shares of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, other than (a) the Series A Preferred Stock, (b) options for the purchase of 119,000 shares of Common Stock issued and issuable to certain employees of the Direct Companies under the Option Plan, (c) the Shares and (d) 16,255 shares of Common Stock subject to the terms and conditions of the Common Stock Purchase Warrant issued to Eldon Capital. Immediately after giving effect to the issuance of the Shares, the Fully- Diluted Common Stock will be 1,628,483 shares of Common Stock.

                  (b) Schedule C sets forth a complete and accurate list of the stockholders and other equity holders of the Company, showing the number of shares of its capital stock, or securities convertible into or exchangeable for any shares of its capital stock, owned of record by each holder. Except as set forth in the certificate of designation relating to the Series A Preferred Stock, the Stock Purchase Agreement, dated as of September 6, 1996, between the Company and Mutual Service Casualty Insurance Company and in the Stockholders Agreement, there are no agreements between the Company and any holder of its capital stock relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition or voting of the capital stock of the Company.

                  6.8. Tax Returns and Payments. The Direct Companies have filed, or have obtained presently effective extensions with respect to, all tax returns required by law to be filed by them and have paid all taxes, assessments and other governmental charges levied upon the Direct Companies and any of their respective properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest and those presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made. The Federal income tax liabilities of the Direct Companies have not been finally determined by the Internal Revenue Service, and the time for audit has not expired, for any fiscal period. The charges, accruals and reserves on the books of the Direct Companies in respect of Federal, state and foreign income taxes for all fiscal periods are adequate in the opinion of the Company, and the Company knows of no unpaid assessment for additional Federal, state or foreign income taxes for any period or any basis for any such assessment.

                  6.9. Debt. Schedule D correctly describes all secured and unsecured Debt of the Direct Companies (including, subject to the next following sentence, any significant intercompany items) outstanding, or for which the Direct Companies have commitments, on the date of this Agreement, and identifies the collateral securing any secured Debt. None of the Direct Companies is in default with respect to any Debt or any instrument or agreement relating thereto. The outstanding amounts of intercompany items which are outstanding in the ordinary course of business are set forth in Schedule D as of June 30, 1996, and since that date there has been no change in such outstanding amounts except in the ordinary course of business.

                  6.10. Title to Properties; Liens. The Direct Companies have good title to their respective properties and assets, including the properties and assets reflected in the Financial Statements referred to in section 6.4 (except properties and assets disposed of since such date in the ordinary course of business), and, except as set forth in Schedule E, none of such properties or assets is subject to any Liens other than Permitted Liens. The Direct Companies enjoy peaceful and undisturbed possession under all leases necessary in any material respect for the operation of their respective properties and assets, and all such leases are valid and subsisting and are in full force and effect, except where the failure of any such lease to be in full force and effect would not have a material adverse effect on the business, operations, affairs, condition (financial or otherwise), properties or assets of the Direct Companies, taken as a whole.

                  6.11. Litigation, etc. Except as set forth in Schedule E, there is no action, proceeding or investigation pending or overtly threatened (or any basis therefor known to the Company) which questions the validity of this Agreement or the Series B Preferred Stock or any action taken or to be taken pursuant to this Agreement or the Series B Preferred Stock, or which would result in any material adverse change in the business, operations, affairs, condition (financial or otherwise), properties or assets of the Company or any of its Subsidiaries, or in any liability on the part of the Company or any of its Subsidiaries, which would be material to the Company or any of its Subsidiaries.

                  6.12. Compliance with Other Instruments, etc. None of the Direct Companies is in violation of any term of its Charter, as amended, certificate or articles of incorporation or by-laws, and none of the Direct Companies is in violation of any term of any agreement or instrument to which it is a party or by which it is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority (including without limitation the Agreed Order of the Department of Commerce and Insurance of the State of Tennessee dated April 7, 1994), the consequences of which violation would have a materially adverse effect on the business, operations, affairs, condition (financial or otherwise), properties or assets of the Company or any of its Subsidiaries, taken as a whole; the execution, delivery and performance of this Agreement will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on any of the Direct Companies to create) any Lien upon any of the properties or assets of the Direct Companies pursuant to any such term; and there is no such term which materially adversely affects the business, operations, affairs, condition (financial or otherwise), properties or assets of any of the Direct Companies.

                  6.13. Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of any of the Direct Companies is required (other than such as have been obtained or made and are in full force and effect, or are being made at or prior to the Closing) for the valid execution and delivery of this Agreement or the valid offer, issue, sale and delivery of the Shares pursuant to this Agreement. Neither this Agreement, nor the sale and delivery of the Shares, nor the carrying out of any term of this Agreement or the Shares, will result in any change of control for purposes of any law, ordinance, rule or regulation of any governmental authority.

                  6.14. Patents, Trademarks, Authorizations, etc. The Direct Companies own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, without any known material conflict with the rights of others, other than those the failure to own or possess which would not have a material adverse effect on the Direct Companies, taken as a whole.

                  6.15. Compliance with ERISA. (a) None of the Direct Companies has breached the fiduciary rules of ERISA or engaged in any prohibited transaction in connection with which any of the Direct Companies could be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited transaction) either a civil penalty assessed under section 502(i) of ERISA or a tax imposed by section 4975 of the Code, which suit, penalty or tax, in any case, would be materially adverse to any of the Direct Companies.

                  (b) No Plan or any trust created under any such Plan has been terminated since September 2, 1974.

                  (c) Full payment has been made of all amounts which the Company or any Related Person is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof.

                  (d) None of the Direct Companies is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in section 4001 (a) (3) of ERISA).

                  (e) The execution and delivery of this Agreement and the issue and sale of the Shares hereunder will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code.

                  The Company has delivered to the Purchaser, if requested, a complete and correct list of all employee benefit plans with respect to which the Company is a party in interest and with respect to which its securities are employer securities.

                  As used in this section 6.15(e), the terms "employee benefit plans" and "party in interest" have the respective meanings specified in section 3 of ERISA and the term "employer securities" has the meaning specified in section 407(d) (1) of ERISA.

                  6.16. Environmental Matters. The Direct Companies have complied and are in compliance with all Environmental Laws in all material respects. The Direct Companies have obtained and are in compliance with all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of their facilities and the operation of their business, without transfer, reissuance, or other governmental approval or action, other than those the failure to obtain or to be in compliance with which would not have a material adverse effect on the Direct Companies, taken as a whole. There is no pending claim, complaint, citation, report or other written notice regarding any material liability of any of the Direct Companies, including any investigatory, remedial or corrective obligations, arising under Environmental Laws.

                  6.17. Insurance. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts (a) not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability, and other risks and (b) in the judgment of the Company's management, reasonably exercised, are adequate to provide the necessary protection to the Direct Companies and their business from risks associated with their business. Set forth in Schedule E is a complete list of all material insurance policies maintained as of the date hereof by the Direct Companies.

                  6.18. Material Contracts and Obligations. Schedule E sets forth a list of all agreements of any nature to which any of the Direct Companies is a party or by which any of them is bound and which are material to the Direct Companies, taken as a whole, including without limitation (a) each agreement, other than insurance policies entered into in the ordinary course of business, that requires future expenditures by any of the Direct Companies in any fiscal year in excess of $100,000 or that might result in payments to any of the Direct Companies in any fiscal year in excess of $100,000, (b) all employment and consulting agreements, employee benefit, bonus, pension, profit sharing, stock option, stock purchase, and similar plans and arrangements, and consulting, distributor and sales representative agreements, (c) any agreement with any stockholder, officer, or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (d) any agreement relating to the Intellectual Property Rights, and (e) all reinsurance agreements. The Company has made available or delivered to the Purchaser copies of each of such agreements and contracts, and all of such agreements and contracts are valid, binding, and in full force and effect.

                  6.19. Employees. None of the employees of the Direct Companies is represented by any labor union, and there is no strike or any organization drive pending with respect to any of the Direct Companies or, to the best knowledge of the Company, overtly threatened in writing. The Direct Companies have complied in all material respects with all applicable state and federal equal opportunity and other laws relating to employment. To the knowledge of the Company, no employee of the Direct Companies is or will be in violation of any judgment, decree or order or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with any of the Direct Companies or any other Person, except where such violation would not result in any material adverse change in the assets, condition (financial or otherwise), business, or prospects of any of the Direct Companies. None of the Direct Companies has actual knowledge that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Direct Companies, nor does any of the Direct Companies have a present intention to terminate the employment of any of the foregoing except in the ordinary course of business. Set forth in Schedule E is a list of all employees and consultants (excluding commissioned agents) of the Direct Companies that have received payments from the Direct Companies in the aggregate of $100,000 or more per annum since December 31, 1994.

                  6.20. Books and Records. The minute books of each of the Direct Companies contain complete and accurate records of all meetings and other corporate actions of its stockholders and Board of Directors and committees thereof. The stock ledgers of each of the Direct Companies is complete and reflects all issuances, transfers, repurchases, and cancellations of shares of its capital stock.

                  6.21. Accounts and Notes Receivable. The accounts and notes receivable of the Direct Companies, if any, reflected in the Financial Statements, and those acquired and accrued thereafter through the date of Closing are, and shall be, bona fide receivables created in the ordinary course of business, and the allowances for bad debts established in respect thereof are reasonable.

                  6.22. "Sensitive" Payments". None of the Direct Companies, nor to the knowledge of the Company any of their respective officers or directors, nor anyone acting on behalf of any of them, has made or received any "sensitive" payments, and no such person has or will maintain any unrecorded cash or non- cash assets out of which any "sensitive" payments might be made. Except as provided in the next sentence, "sensitive" payments means whether or not illegal, (a) payments to or from government officials or employees, (b) commercial bribes or kick-backs, (c) amounts paid with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction, either directly or through a third party, (d) political contributions and (e) payments or commitments (whether made in form of commissions, payments of fees for goods or services received or otherwise) made with the understanding or under circumstances which would indicate that all or part thereof is to be paid by the recipient to government officials or employees or as a commercial bribe, influence payment or kick-back. However, "sensitive" payments shall not include contributions to political campaigns or organizations which are permissible under federal and state election laws.

                  6.23. Disclosure. Neither this Agreement (including schedules and exhibits to this Agreement) nor the Memorandum, when taken together, contains (in each case, as of its date) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement (including schedules and exhibits to this Agreement and the Memorandum), in light of the circumstances under which they were made, not misleading. There is no fact (other than matters of a general economic or political nature which do not affect the Direct Companies uniquely) known to the Company which materially adversely affects the business, operations, affairs or condition (financial or otherwise) of the Direct Companies, taken as a whole, which has not been disclosed to the Purchaser in writing by or on behalf of the Company specifically for use in connection with the transactions contemplated by this Agreement.

                  6.24. Use of Proceeds. The Company will use the proceeds of the sale of the Shares for general corporate purposes.

                  6.25. Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  6.26. U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c) (2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

                  6.27. No Adverse Legislation, Action or Decision, etc. To the Company's knowledge, no legislation has been enacted by either house of Congress or the legislature of any state, no other action has been taken by any United States or state governmental authority, whether by order, regulation, rule, ruling or otherwise, and no decision has been rendered by any court of competent jurisdiction in the United States, which would materially and adversely affect the Series B Preferred Stock being purchased hereunder.

                  7. Purchase for Investment; Source of Funds. The Purchaser represents as follows:

                  7.1. Purchase for Investment. The Purchaser is purchasing the Shares for its own account for investment not with a view to, or for sale in connection with, the distribution thereof or with any present intention of distributing or selling any of the Shares.

                  7.2. Source of Funds. All of the funds to be used by the Purchaser to pay the purchase price of the Shares consists of funds which do not constitute assets of any employee benefit plan. As used in this section 7.2, the term "employee benefit plan" shall have the meaning assigned to such term in section 3 of ERISA.

                  7.3. Authority. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

                  7.4. Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business, and its personnel; the officers of the Company have made available to the Purchaser any and all written information that he or it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Company.

                  7.5. Accredited Investor. The Purchaser is an "Accredited Investor" within the definition set forth in Rule 501(a) of Regulation D of the Securities Act.

                  8. Accounting; Financial Statements and Other Information. The Company will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with generally accepted accounting principles, and will accrue, and will cause each of its Subsidiaries to accrue, all such liabilities as shall be required by generally accepted accounting principles. The Company will deliver (in duplicate) to each holder of any Shares purchased pursuant to this Agreement:

                  (a) within 150 days after the end of the fiscal year ending December 31, 1996, and within 90 days after the end of each fiscal year of the Company thereafter, an unqualified audit of the Company and its Subsidiaries on a consolidated and consolidating basis, as of the close of such fiscal year, including a balance sheet and statement of income and surplus, with notes thereon, together with the unqualified audit report and opinion of Ernst & Young, LLP or other "Big Six" independent public accountant, showing the financial condition of the Company and its Subsidiaries at the close of such year and the results of operations during such year, such financial statements to be prepared in accordance with generally accepted accounting principles;

                  (b) Within 65 days after the end of each fiscal year of each Affiliated Insurer, unaudited financial statements prepared on a Statutory Accounting Basis in the form required to be filed with the Commissioner;

                  (c) In the case of fiscal year ending December 31, 1996 only, within 90 days after the end of such fiscal year of the Company unaudited, consolidated and consolidating financial statements of the Company;

                  (d) Within 150 days after the end of each fiscal year of each Affiliated Insurer an audit of such Affiliated Insurer and its subsidiaries, as prescribed by its state of domicile, as of the close of such fiscal year, together with the audit report and opinion of such "Big Six" independent public accountant, showing the financial condition of such Affiliated Insurer and its subsidiaries at the close of such year and the results of operations during such year, such financial statements to be prepared on the Statutory Accounting Basis and to contain no qualifications which are unacceptable to the Purchasers;

                  (e) Within forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of the Company, financial statements of the Company, such financial statements to include an income statement and balance sheet, certified as accurate by an officer of the Company;

                  (f) Within forty-five (45) days after the end of each fiscal quarter, quarterly financial statements for each Affiliate Insurer prepared on a Statutory Accounting Basis, in the form required to be filed with the Commissioner;

                  (g) As soon as available after the end of each month, monthly management information reports generated in the ordinary course of the business, detailing among other things gross premiums written and loss experience for such month;

                  (h) promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the books of the Company or any Subsidiary made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

                  (i) immediately upon any executive officer of the Company obtaining knowledge of any condition or event which constitutes a default under this Agreement, an Officers' Certificate describing the same and the period of existence thereof and what action the

         Company has taken, is taking and proposes to take with respect thereto;

                  (j) immediately upon any principal officer of the Company or any other officer of the Company involved in its financial administration obtaining knowledge of the occurrence of any (i) "reportable event", as such term is defined in section 4043 of ERISA, or (ii) "prohibited transaction", as such term is defined in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company has taken, is taking and proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto; and

                  (k) with reasonable promptness, such other financial reports and information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested.

                  9. Covenants of the Company. Subject to Section 9.17, the Company covenants that from the date of this Agreement through the Closing and thereafter so long as any of the Shares sold pursuant to this Agreement remains outstanding:

                  9.1. Inspection. The Company and its Subsidiaries shall permit the Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company and its Subsidiaries, including its corporate and financial records, and to discuss its business and finances with officers of the Company and its Subsidiaries, during normal business hours following reasonable notice and as often as may be reasonably requested. In addition, the Company and its Subsidiaries agree to provide the Purchaser copies of all information reasonably requested by the Purchaser from the Company or its Subsidiaries. All such requested information shall be provided to the Purchaser within thirty Business Days of the request, unless otherwise agreed to in writing.

                  9.2. Corporate Existence, etc.; Business. The Company shall maintain in full force and effect its corporate existence, rights, licenses (including insurance licenses) and franchises and those of its Subsidiaries; and the Company shall maintain in full force and effect all rights to use patents, processes, trademarks, trade names, service marks or copyrights owned or possessed by it or any Subsidiary and deemed by the Company to be necessary to the conduct of its business.

                  9.3. Payment of Taxes and Claims; Tax Consolidation. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any Subsidiary; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves therefor; and provided, further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company.

                  9.4. Maintenance of Properties; Insurance. The Company will keep its properties and those of its Subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

                  9.5. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction material to the Company or any of its Subsidiaries (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained, in the good faith judgment of the Company, in an arm's length transaction at the time from Persons which are not such an Affiliate, provided that the foregoing restrictions shall not apply to any transaction between the Company and a Wholly-Owned Subsidiary or between one Wholly-Owned Subsidiary and another Wholly-Owned Subsidiary.

                  9.6. Board Approval. The Company will not, without the prior approval of the Board: (a) make any loan, advance or capital contribution to any Subsidiary, (b) make (or permit any Subsidiary to make) any loan or advance to any officer (Vice President or above) of the Company or any Subsidiary, except any loan or advance equal to $50,000 or less, or (c) acquire (by merger, share exchange, business combination, consolidation or acquisition of assets) any other corporation or other entity. In addition, the Board will not establish any committee of the Board without the prior unanimous approval of the Board.

                  9.7. Compensation of Executive Officers. The Board or the Compensation Committee of the Board shall establish the aggregate compensation to be paid to each of the executive officers of the Company and each of its Subsidiaries. The Company agrees to obtain the consent of a majority of the outstanding Shares prior to implementing any increase to its executive officers, consultants or other persons who receive in the aggregate from the Company or its Subsidiaries or Affiliates more than $175,000 per annum or, with respect to William C. Adair, Jr., more than $250,000 per annum, plus year-end bonus payable in the ordinary course of business, consistent with the Company's historic practice.

                  9.8. Key Man Insurance. The Company will use its best efforts to obtain and maintain term life insurance upon the life of each of William C. Adair, Jr. and James R. Tuerff in an amount not less than $1,000,000 each, with the proceeds payable to the Company and to be applied by the Company for purposes deemed appropriate by the Board.

                  9.9. Preemptive Rights. (a) The Company hereby grants to the Purchaser the preemptive right to purchase all or any part of the Purchaser's pro rata share of New Securities (as defined below) that the Company may from time to time propose to sell and issue, subject to the terms and conditions set forth below. The Purchaser's pro rata share, for purposes of this subsection 9.9, shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by the Purchaser, or issuable upon conversion or exercise of any shares, convertible securities, options, rights or warrants then held by the Purchaser, and the denominator of which is the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon conversion or exercise of then outstanding shares, convertible securities, options, rights, or warrants.

                  (b) "New Securities" shall mean any capital stock of the Company whether or not now authorized, and any rights, options, or warrants to purchase capital stock of the Company, and any other securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for shares of capital stock of the Company; provided, however, that the term "New

         Securities" shall not include (a) the shares of Common Stock issuable upon conversion of the Shares; (b) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, (c) securities offered to the public pursuant to a Public Offering; (d) securities issued as consideration for the acquisition of any Person by the Company by merger, purchase of substantially all the assets of such Person or other reorganization resulting in the ownership by the Company of not less than a majority of the voting power of such Person; (e) not more than 250,000 shares of Common Stock issued to employees or consultants of the Company pursuant to the Option Plan; (f) securities issued as a result of any stock split, stock dividend, or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock; (g) securities issued upon exercise of the Common Stock Purchase Warrant issued to Eldon Capital; and (h) securities issued by way of payment of dividends in kind with respect to the Shares.

                  (c) In the event the Company intends to issue New Securities, it shall give the Purchaser written notice of such intention, describing the type of new Securities to be issued, the price thereof, and the general terms upon which the Company proposes to effect such issuance. The Purchaser shall have thirty days from the date of any such notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased. The Purchaser shall have a right of over-allotment such that if the Other Purchaser or any other holder of similar preemptive rights fails to exercise its right to purchase its total pro rata portion of New Securities, the Purchaser may purchase such portion on a pro rata basis, by giving written notice to the Company within five days from the date that the Company provides written notice to the Purchaser of the amount of New Securities with respect to which the nonpurchasing party has failed to exercise in full its right under the corresponding provisions of the agreement or instrument pursuant to which such similar rights are outstanding.

                  (d) In the event the Purchaser fails to exercise the foregoing right to purchase any New Securities within such 30-day period (or the additional five-day period provided for over-allotments), the Company may within 90 days thereafter sell any or all of such New Securities not agreed to be purchased by the Purchaser, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to the Purchaser pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such 90-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Purchaser in the manner provided above.

                  (e) The Purchaser may apportion its pro rata share of New Securities among itself and its officers, general partners, limited partners, and to any other Person agreed to by the Company and the Purchaser, in such proportions as the Purchaser deems appropriate.

                  9.10. Auditor and Actuary. The Company shall retain a "Big Six" firm of independent public accountants to audit its books and records at least annually. In addition, the Company shall retain an actuarial firm of national reputation to provide actuarial services to the Company; provided, however, that such actuarial firm maybe the same firm as the firm of certified public accountants referred to in this section 9.10.

                  9.11. Ownership of Subsidiaries. Each of the Company's Subsidiaries shall be Wholly-Owned by the Company, except for Direct Insurance Agency Midwest, Inc. which will continue to be 75% (or more) owned by the Company.

                  9.12. Negative Covenants. So long as any Shares sold pursuant to this Agreement are outstanding, the Company (consistent with the provisions of the Certificate of Designation) shall not, without the prior written consent of the holders of not less than 51% of the outstanding Shares:

                  (a) authorize or issue any class or series of stock, including, but not limited to, Convertible Securities, in addition to Common Stock, Series A Preferred Stock and Series B Preferred Stock;

                  (b) authorize or issue additional shares of Common Stock at a price per share less than the initial Current Conversion Price (as defined in the Certificate of Designation) or authorize or issue additional shares of Series A Preferred Stock or Series B Preferred Stock;

                  (c) effect an exchange, reclassification or cancellation of all or part of the shares of Series A Preferred Stock, except for the right of redemption of the Series A Preferred Stock contained in the Company's Charter, as amended, or Series B Preferred Stock;

                  (d) effect an exchange, or create a right of exchange, of all or part of the shares of another class or series of capital stock into shares of Series A Preferred Stock or Series B Preferred Stock;

                  (e) create a class or series of shares having rights, preferences or privileges prior to or on a parity with the shares of Series B Preferred Stock;

                  (f) (i) effect a cash dividend during any of calendar years 1996, 1997 (other than in respect of the Series A Preferred Stock) or (ii) effect a cash dividend (other than in respect of the Series A Preferred Stock) during calendar year 1998 and any year thereafter, excluding any annual cash dividend not to exceed the lesser of $500,000 or 5% of the preceding year's net income as stated in the audited financial statements for such year (subject to all other limitations imposed by the Tennessee Business Corporation Act, as amended, or other state or federal regulatory entity); or effect any other distribution of assets (including cash, securities and intangible assets or other property) other than as required by the Certificate of Designation and the certificate of designation relating to the Series A Preferred Stock; it being agreed that to the extent any cash dividend shall be paid on any Common Stock, the holders of Series B Preferred Stock shall participate in such dividend as though such shares had been converted to Common Stock immediately prior to the record date for such dividend;

                  (g) enter (or permit any Subsidiary to enter) into Debt instruments as the maker or guarantor which, in the aggregate, are in an amount greater than $2.0 million, except any credit facility approved by the Board of Directors to provide (x) funding for notes receivable properly generated (in the ordinary course of business and consistent with all applicable laws and regulations) by Direct Financial Services, Inc., (y) funding for policies of insurance sold on an installment billing basis in the ordinary course of business and consistent with all applicable laws and regulations by any of the subsidiaries and (z) refunding of any or all debt instruments outstanding as of the date of the initial issuance of the Shares, provided that no such refunding will increase the aggregate principal amount available pursuant to the debt instruments being refunded;

                  (h) make (or permit any Subsidiary to make) any loan or advance greater than $100,000 to, or own any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless (i) it is wholly owned by the Company, (ii) it is Direct Insurance Agency Midwest, Inc., so long as a majority of its voting stock is controlled by the Company, or (iii) with respect to Direct or any other insurance Subsidiary, if such investments are consistent with state and federal laws and regulations applicable to such portfolio investments;

                  (i) (i) enter into any merger, share exchange, business combination or consolidation (or permit any Subsidiary to enter into any such transaction) with any other corporation or other entity (other than such a transaction between Wholly-Owned Subsidiaries of the Company), (ii) sell, lease, or otherwise dispose of all or substantially all of its properties or assets, (iii) acquire all or substantially all of the properties or assets of any other Person (other than any acquisition by the Company or its Subsidiaries in which (x) the aggregate consideration paid (including the assumption of liabilities) does not exceed $2,000,000, and (y) the transaction involves the acquisition of a business or assets of a business constituting the same business as that being conducted by the Company as of the time of the acquisition), or (iv) liquidate, dissolve or wind up the Company's affairs; or

                  (j) amend the Company's Charter in any way if such amendment would cancel, or adversely change, alter or affect the preferences or rights (including, without limitation, the conversion privilege or the liquidation preference) of the Series B Preferred Stock.

                  9.13. Expenses of Directors and Purchaser Representatives. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series B Preferred Stock for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company, any committee thereof of which the director is a member of otherwise acting on behalf of the Company or its subsidiaries. In addition, the Company agrees to promptly reimburse in full each Purchaser representative, not a director, for all reasonable out-of-pocket expenses incurred in attending any meetings of, or performing any functions (as requested by the Company) on behalf of, the Company; provided, however, that the Company will not be required to reimburse more than two representatives of the Purchaser and the Other Purchaser collectively for attendance at a meeting or the performance of such functions unless requested by the Company to attend such meeting or perform such function or unless otherwise approved by an officer of the Company.

                  9.14. Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common stock for issuance upon conversion of all of the outstanding Shares.

                  9.15. Director and Officer Insurance. The Company shall obtain, and maintain thereafter, a policy of insurance covering the Company's directors and officers for actions they may take in such capacities. The policy of insurance shall be in an amount and underwritten by a firm acceptable to the Board of Directors and the Purchaser and the Other Purchaser, such acceptance by the Purchaser and the Other Purchaser not to be unreasonably withheld.

                  9.16. Stock Option Plan. The Company shall not authorize more than 250,000 shares of Common Stock or other securities for issuance under the Option Plan or any other stock incentive plan.

                  9.17. Compliance with Laws. The Company will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, except to the extent noncompliance therewith does not constitute a willful disregard for the law, rule, regulation or order or such noncompliance would not result in a material adverse effect on the assets, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries, taken as a whole.

                  9.18. Termination of Covenants. The covenants of the Company contained in this section 9 and in section 8, shall terminate, and be of no further force or effect, either (a) upon the closing date of a Qualified Public Offering or (b) on March 31, 1999, if on such date (i) an IPO shall previously have been effected by the Company and (ii) the Current Market Price, multiplied by the number of shares of Fully-Diluted Common Stock outstanding on such date, is equal to or greater than $130, 500, 000.

                  10.      Registration Under Securities Act, etc.

                  10.1. Required Registrations. (a) At any time after the closing of the Company's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, a Stockholder or Stockholders holding in the aggregate at least 50% of the Registrable Shares may request, in writing, that the Company effect the registration on Form S-1, Form S-2, or Form S-3, as applicable (or any successor form), of Registrable Shares owned by such Stockholder or Stockholders having an aggregate offering price of at least $3,000,000 (based on the then current market price or fair value). If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Securityholders. Such Securityholders shall have the right, by giving written notice to the Company within thirty days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Securityholders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines in good faith that, because of marketing factors, all of the Registrable Securities requested to be registered by all Securityholders may not be included in the offering, then all Securityholders who have requested registration shall participate in the offering pro rata based upon the number of Registrable Securities that they have requested to be so registered. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-l, Form S- 2 or Form S-3 (or any successor form), of all Registrable Securities that the Company has been requested to so register.

                  (b) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) above, except that, as to any registration, the Company will not be deemed to have effected such registration for the purposes of this paragraph (b) unless, in the case of a registration initiated by any Stockholder or Stockholders, such registration shall have permitted the Stockholders to dispose of at least the lesser of (i) 50% of the Registrable Shares or (ii) 75% of the Registrable Shares which such Stockholder or Stockholders shall have requested to be included in such registration. Furthermore, the Company shall be deemed to have effected a registration pursuant to paragraph (a) above if, in the case of a registration initiated by any Securityholder other than a Stockholder, such registration shall have permitted the Stockholders pursuant to section 10.2 hereof to dispose of at least 50% of the Registrable Shares. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six
         (6) months after the effective date of any other Registration Statement of the Company.

                  (c) If at the time of any request to register Registrable Shares pursuant to this section 10.1, the Company is engaged or has fixed plans to engage within thirty days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to section 10.2 or is engaged in any other activity that, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two year period.

                  10.2. Incidental Registration. (a) Whenever the Company proposes to file a Registration Statement (other than pursuant to subsection 10.1) at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within thirty days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this section
10.2 without obligation to any Stockholder.

                  (b) In connection with any offering by the Company under this section 10.2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such offering unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that such terms must be consistent with this Agreement), and then only in such quantity as will not, in the good faith opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company (giving effect to the conversion into Common Stock of all securities convertible into Common Stock). If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

                  10.3. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                  (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration statement to become and remain effective;

                  (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or one hundred twenty days after the effective date thereof;

                  (c) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder;

                  (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                  (e) use its best efforts to cause all Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

                  (f) furnish to each seller of Registrable Shares a signed counterpart, addressed to such seller (and the underwriters, if any), of

                  (x) an opinion of counsel for the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                  (y) a "comfort" letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such seller (or the underwriters, if any) may reasonably request;

                  (g) immediately notify each seller of such Registrable Shares, and (if requested by any such seller) confirm such advice in writing,
(w) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (x) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (x) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (h) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

                  (i) as promptly as practicable notify each holder of Registrable Shares covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (whereupon the selling Stockholders shall immediately cease making offers of Registrable Shares and shall return all prospectuses to the Company), and at the request of any such holder promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (j) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least five business days prior to the filing thereof;

                  (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such Registration Statement not later than the effective date of such Registration Statement;

                  (l) cooperate with the sellers of such Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which securities shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Shares to be in such denominations and registered in such names as such sellers may request at least two business days prior to any sale of Registrable Shares;

                  (m) use its best reasonable efforts (x) to cause all such Registrable Shares covered by such registration statement to be listed on a national securities exchange (if such Registrable Shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Shares is then permitted under the rules of such exchange, or (y) to secure designation of all such Registrable Shares covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, secure NASDAQ authorization for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Shares with the NASD;

                  (n) provide a CUSIP number for all Registrable Shares, not later than the effective date of the applicable Registration Statement; and

                  (o) enter into such agreements and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

                  10.4. Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration under section 10.1 is withdrawn at the request of the Stockholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders elect not to have such registration counted as a registration requested under subsection 10.1, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this section 10, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this section 10, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees, and expenses of counsel for the Company and the fees and expenses of one counsel selected by the selling Stockholders to represent the selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions, and the fees and expenses of selling Stockholders' own counsel (other than the counsel selected to represent all selling Stockholders).

                  10.5. Indemnification and Contribution. (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which such seller, underwriter, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the

Securities Act, any preliminary prospectus, or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter, or controlling person specifically for use in the preparation thereof.

                  (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company, such directors and officers, underwriter, on controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold in connection with such registration.

                  (c)      Each party entitled to indemnification under this
section 10.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section 10. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability respect off such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act or otherwise, in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this section 10.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section 10.5 provides for indemnification in such case, or (ii) contribution may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this section 10.5; then, in each such case, the Company and such Stockholder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Shares covered by the Registration Statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement, provided, that for purposes of clauses (x) or (y), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder could have been required to pay to an indemnified party if the indemnity under subsection (b) of this section 10.5 was available. No person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                  10.6. Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to section 10.1(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

                  10.7. Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this section 10.

                  10.8. "Stand-Off" Agreement. Each Stockholder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 120 days) following the effective date of a Registration Statement; provided, that:

                  (a) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering; and

                  (b) all Stockholders holding not less than the number of shares of Common Stock held by such Stockholder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of the Company enter into similar agreements.

                  Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the standoff period.

                  10.9. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Stockholders holding at least 51% of the Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include securities of the Company in any registration filed under section 10.1 or 10.2 or (b) to make a demand registration.

                  10.10. Rule 144 Requirements. After the earliest of (a) the closing of the sale of securities of the Company pursuant to a Registration Statement, (b) the registration by the Company of a class of securities under
Section 12 of the Exchange Act, or (c) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                  (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144 (c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and
         (iii) such other reports and documents of the Company as subholder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

                  10.11. Selection of Underwriter. In the case of any registration effected pursuant to this section 10, the Company shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of the holders of a majority of the Registrable Shares requested to be included in such offering, which approval shall not be unreasonably withheld.

                  10.12. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Company under this section 10, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities that the Stockholders would be entitled to receive in exchange for Registrable Shares under any such merger consolidation, or reorganization; provided, however, that the provisions of this section 10 shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all Stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (a) cash, (b) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act, or (c) securities of the acquiring corporation that the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

                  11. Definitions. As used herein the following terms have the following respective meanings:

                  Affiliate:    any Person directly or indirectly controlling or
controlled by or under common control with the Company or any Subsidiary, including (without limitation) any Person beneficially owning or holding 5% or more of any class of voting securities of the Company or any Subsidiary or any other corporation of which the Company or any Subsidiary owns or holds 5% or more of any class of voting securities, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and provided further that the Purchaser shall not be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of ownership of Shares or other securities issued in exchange for the Shares or by reason of having the benefits of any agreements or covenants of the Company contained in this Agreement.

                  Affiliated Insurers:     Direct and any other property,
casualty insurance company wholly owned, directly or indirectly, by the Company.

                  Board:     the Board of Directors of the Company or a
committee of three or more directors lawfully exercising the relevant powers of the Board.

                  Business Day:     any day except a Saturday, a Sunday or other
day on which commercial banks in New York City are required or authorized by law to be closed.

                  Certificate of Designation:     the meaning specified thereof
or in Section 1.

                  Code:     the Internal Revenue Code of 1986, as amended from
time to time.

                  Commission:     the Securities and Exchange Commission, or any
other Federal agency at the time administering the Securities Act.

                  Commissioner:     with respect to the state of Tennessee, the
Tennessee Commissioner of Commerce and Insurance, and with respect to any other state the administrative head of the department of such state charged with responsibility for regulation of insurance companies.

                  Common Stock:     the common stock, no par value, of the\
Company.

                  Convertible Securities:     (i) any obligations, rights,
warrants or options exercisable with respect to the Common Stock or shares of stock or obligations, rights, warrants or options which by their terms are convertible into or exchangeable or exercisable for Common Stock, and (ii) any obligations, rights or other options exercisable with respect to the Common Stock or shares of stock or obligations, rights, warrants or options which by their terms are convertible into or exchangeable for obligations or shares of stock which in turn are, directly or indirectly, convertible into or exchangeable or exercisable for Common Stock.

                  Current Market Price:     on any date of determination, the
fair value of one share of the Common Stock determined in good faith by the Board as of a date which is within 15 days of the date of determination.

                  Debt:     as applied to any Person (without duplication):

                  (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed; and

                  (b) any indebtedness, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; and

                  (c) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise, excluding accounts payable incurred in the ordinary course of business if such accounts are not more that 90 days past due; and

                  (d) any indebtedness of any other Person of the character referred to in subdivision (a), (b), (c) or (d) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty.

                  Direct:     Direct Insurance Company, a Tennessee corporation.

                  Direct Companies:     the Company and its Subsidiaries.

                  Eldon Capital:     Eldon Capital, Incorporated, a Delaware
corporation.

                  Environmental Laws:     Federal, state and local laws, rules
and regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  ERISA:     the Employee Retirement Income Security Act of
1974, as amended from time to time.

                  Exchange Act:     the Securities Exchange Act of 1934, as
amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder all as the same shall be in effect at the time of determination.

                  Fully-Diluted Common Stock:     at any time of determination,
the sum of (i) the number of shares of Common Stock outstanding at such time and
(ii) the number of shares of Common Stock into which all Options and Convertible Securities outstanding at such time are convertible, exchangeable or exercisable.

                  Guaranty:     as applied to any Person, any direct or indirect
liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or. any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed.

                  Intellectual Property Rights:     all patents, trademarks,
service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, owned or possessed by the Direct Companies.

                  Investment:     as applied to any Person, any direct or
indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, including all Debt and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business.

                  IPO:     the issuance by the Company in an initial registered
public offering under the Securities Act of a number of shares of Common Stock.

                  Lien:     as to any Person, any mortgage, lien, pledge,
adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capitalized lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

                  Material Agreement:     any material debt agreement
(including any loan or security agreement), indenture, lease, agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their properties is bound.

                  Memorandum:     the Request for Capital Investment, dated
April 18, 1996, prepared by the Company in connection with the offer and sale of the Shares.

                  NASD:     the National Association of Securities Dealers.

                  NASDAQ:     the Automated Quotation System of the NASD.

                  Officers' Certificate:     a certificate executed on behalf of
the Company by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

                  Option Plan:     the Company's 1996 Employee Stock Incentive
Plan, providing for the issuance from time to time to employees of the Direct Companies of options for the purchase of the Company's Common Stock.

                  Options:     rights, options or warrants to subscribe for,
purchase or otherwise acquire either shares of Common Stock or Convertible Securities.

                  Other Agreement:     the meaning specified in section 2.

                  Other Purchaser:     the meaning specified in section 2.

                  PBGC:     the Pension Benefit Guaranty Corporation or any
governmental authority succeeding to any of its functions.

                  Permitted Liens:     (a) Liens for taxes, assessments or other
governmental charges the payment of which is not at the time required by section 9.3; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by section 9.3;
(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each, case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;
(d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any Subsidiary; and (f) Liens existing on the date of this Agreement and securing Debt of the Company and its Subsidiaries referred to in Schedule D.

                  Person:     a corporation, a limited liability company, an
association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  Plan:     an "employee pension benefit plan" (as defined in
section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of its Related Persons, or an employee pension benefit plan as to which the Company or any of its Related Persons would be treated as a contributory sponsor under section 4069 of ERISA if it were to be terminated.

                  Public Offering:     the issuance by the Company in an initial
registered public offering under the Securities Act of shares of its Common
Stock.

                  Purchaser:     the party to this Agreement purchasing the
number of shares opposite its name in Schedule A, and each subsequent holder from time to time of any of such shares of the Series B Preferred Stock.

                  Qualified Public Offering:     a Public Offering in which (a)
the price per share to the public for the shares sold for the Company, multiplied by (b) the number of shares of Fully-Diluted Common Stock outstanding at the effective time of the Public Offering, shall be equal to or greater than $130,500,000.

                  Registrable Securities:     collectively, (a) Registrable
Shares, (b) the securities entitled to registration pursuant to the Warrant, (c) the securities entitled to registration pursuant to the Securities Purchase Agreement, dated December 2, 1994, as amended, relating to the Series A Preferred Stock and (d) the securities entitled to registration pursuant to the Stock Purchase Agreement, dated as of September 6, 1996, between the Company and Mutual Service Casualty Insurance Company.

                  Registrable Shares     (a) the shares of Common Stock issued
or issuable upon conversion of the Shares, (b) any shares of Common Stock acquired by the Purchaser or the Other Purchaser pursuant to section 9.9 hereof and any shares of Common Stock issuable upon the conversion or exercise of capital stock or other securities of the Company acquired by the Purchaser or the Other Purchaser pursuant to section 9.9 hereof, and (c) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassification, recapitalization, or similar events); provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act, or Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common stock issuable upon conversion of the Shares even if such conversion has not yet been effected.

                  Registration Expenses:     the expenses described in section
10.4.

                  Registration Statement:     a registration statement filed by
the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation)

                  Related Person:     any trade or business, whether or not
incorporated, which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.

                  Requisite Holders:     the holders of more than 50% of (a) the
Shares at the time outstanding determined on the basis of the number of shares of Common Stock deliverable upon exercise thereof and (b) as to any Shares that shall have been converted into shares of Common Stock, the number of shares of Common Stock outstanding as a result of such exercise; voting as a single class.

                  Securities Act:     the Securities Act of 1933, or any similar
Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time of determination.

                  Securityholders:     collectively, (a) the Stockholders, (b)
the Warrantholders, (c) the holders of the Series A Preferred Stock entitled to registration pursuant to the Securities Purchase Agreement, dated December 2, 1994, as amended, relating to the Series A Preferred Stock and (d) the holders of the Common Stock entitled to registration pursuant to the Stock Purchase Agreement, dated as of September 6, 1996, between the Company and Mutual Service Casualty Insurance Company.

                  Series A Preferred Stock:     the Series A Convertible
Preferred Stock, no par value, of the Company.

                  Series B Preferred Stock:     the Series B Convertible
Preferred Stock, no par value, of the Company.

                  Shares:     the meaning specified therefor in section 2.

                  Statutory Accounting Principles:     statutory accounting
practices prescribed or permitted by the National Association of Insurance Commissioners and the Department of Insurance of the applicable jurisdiction.

                  Stockholders:     the two purchasers listed on Schedule A, and
each subsequent holder from time to time of any Registrable Shares.

                  Stockholders Agreement:     the Amended and Restated
Stockholders Agreement among the Company, the Purchaser, the Other Purchaser and certain other holders of the capital stock of the Company, in substantially the form of Exhibit C.

                  Subsidiary:     any corporation at least a majority (by number
of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                  Voting Stock:     with reference to any corporation, stock of
any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

                  Warrant:     the Common Stock Purchase Warrant, expiring
November 25, 2004, originally issued by the Company to Eldon Capital, and any Warrant or Warrants issued in substitution therefor pursuant to the terms thereof.

                  Warrantholders:     the holder or holders from time to time of
the Warrant.

                  Wholly-Owned:     as applied to any Subsidiary, a Subsidiary
all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by the Company or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

                  12. Confidentiality. The Purchaser agrees that it will not disclose without the prior consent of the Company (other than to its employees, officers, directors, advisors, auditors or counsel or to another holder of the Shares) any proprietary or confidential information with respect to the Company or any Subsidiary, provided that the Purchaser may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over the Purchaser, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to the extent that it is appropriate in order to comply with any law, order, regulation or ruling applicable to it, provided, in the case of the foregoing clauses (b), (c) and (d), that the Purchaser will give the Company reasonable prior notice of its intended disclosure and will, to the extent it may do so consistently with the Purchaser's obligations under applicable law, afford the Company an opportunity to contest such disclosure in any relevant proceeding, or
(e) to the prospective transferee in connection with any contemplated transfer of any of the Shares by the Purchaser, provided, in the case of the foregoing clause (e), that the prospective transferee has agreed in writing to be bound by the provisions of this section.

                  13. Option to Sell or Purchase. The Company hereby grants to the Purchaser, subject to terms and conditions of this section 13, (x) the right to sell all or part of the Shares owned by it to the Company for a purchase price per share equal to $54.036 per share (the "Option Price") and (y) the right to purchase up to an additional 51,980 shares of the Series B Preferred Stock from the Company for a purchase price per share equal to the Option Price. The Purchaser may exercise the rights granted herein at any one time on or prior to January 1, 1997, in whole or in part, by written notice (the "Option Notice") to the Company setting forth a date (the "Option Closing Date") for the consummation of the sale or purchase, as the case may be, which date shall be not less than five and not more than ten days following the date of the Option Notice.

                  On the Option Closing Date the Company will be obligated to purchase the Shares from the Purchaser, or sell the additional shares to the Purchaser, as the case may be, described in the Option Notice, on the terms set forth herein, if, and only if, the Company has obtained a buyer for such Shares (in the case of a sale by the Purchaser) or a seller of such additional shares (in the case of a purchase by the Purchaser), in each case satisfactory to the Company.

                  14. Purchase Price Adjustment. If during the period from the Closing Date to the date of the audit of the Company's consolidated financial statements for the fiscal year 1998, the Company shall restate its consolidated audited financial statements for the fiscal year 1995, then to the extent that the aggregate effect of such restatement is to reduce fiscal year ended December 31, 1995 consolidated book value by more than $1 million, the Current Conversion Price (as defined in section B(e) (3) of the Certificate of Designation) shall be reduced at a rate of 1.75% for each $1 million reduction in such book value in excess of the initial $1 million reduction; provided, that the aggregate of such adjustments of the Current Conversion Price shall not exceed 20% of the then Current Conversion Price. For the purposes of this section 14, restatement shall not include: (a) a change in generally accepted accounting principles due to adoption of newly enacted Financial Accounting Standards including, but not limited to, Statements of Financial Accounting Standards, Proposed Statements of Financial Accounting Standards, or Emerging Issues Task Force Abstracts; (b) American Institute of Certified Public Accountants Statements of Position or Issues Papers; (c) application of SEC Rules and Regulations, including but not limited to, Regulation S-X or Regulation S-K, Securities Act Industry Guides, Exchange Act Industry Guides, Staff Accounting Bulletins or Codification of Financial Reporting Releases, or;
(d) changes in tax law, including but not limited to, new legislation or revisions to the Internal Revenue Code.

                  15. Registration, Transfer and Substitution of Shares; Action by Shareholders.

                  15.1. Share Register; Ownership of Shares. The Company will keep at its principal office a register in which the Company will provide for the registration of Shares and the registration of transfers of Shares. The Company may treat the Person in whose name any Share is registered on such register as the owner thereof for the purpose of receiving payment of dividends on such Share and for all other purposes, and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Share shall mean the Person in whose name such Share is at the time registered on such register.

                  15.2. Transfer and Exchange of Shares. Upon surrender of any Share certificate for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Share certificate or certificates, in such denominations as may be requested by the holder or transferee, which aggregate the number of Shares represented by such surrendered Share certificate, registered as such holder or transferee may request.

                  15.3. Replacement of Shares. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Share certificate and, in the case of any such loss, theft or destruction of any Share certificate, upon delivery of an indemnity agreement satisfactory to the Company from the holder thereof, or, in the case of any such mutilation, upon the surrender of such Share certificate for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Share certificate representing the number of Shares represented by such lost, stolen, destroyed or mutilated Share.

                  15.4. Shares held by Company, etc., Deemed Not Outstanding. For the purposes of determining whether the holders of the requisite number of Shares at the time outstanding have taken any action authorized by this Agreement with respect to the giving of consents or approvals, any Shares directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates shall be disregarded and deemed not to be outstanding.

                  15.5. Sale or Transfer of Shares; Legend. (a) The Shares and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by the Purchaser, if that is a partnership to a partner of such partnership or a retired or withdrawn partner of such partnership who retires or withdraws after the date hereof, or to the estate of any such partner or retired or withdrawn partner, if the transferee agrees in writing to be subject to the terms of this section 15.5 to the same extent as if he were an original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 or Rule 144A under the Securities Act.

                  (c) Each certificate representing the Shares and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall bear a legend substantially in the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                  The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act. No representation contained elsewhere herein or in any document executed in connection with the transactions contemplated hereby shall be construed to preclude the Purchaser from effecting at any time a resale of any of the shares (or the underlying Common Stock upon conversion of the Shares) pursuant to the provisions of Rule 144A. If requested by the Purchaser, the Company shall use its best efforts to permit the shares (or underlying Common Stock) to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market.

                  (d) The Company agrees, upon the request of the Purchaser, to make available to the Purchaser and to any prospective transferee of any Shares or Registrable Shares of the Purchaser the information concerning the Company described in Rule 144A(d) (4) under the Securities Act.

                  16. Payments on Shares. The Company will pay all dividends becoming due on the Shares held by the Purchaser by the method and at the address specified for such purpose in Schedule A, or by such other method or at such other address as the Purchaser shall have from time to time specified to the Company in writing for such purpose.

                  17. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchaser or on its behalf, the purchase of the Shares under this Agreement and any disposition or payment of the Shares.

                  18. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement or of the Shares may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of more than 50% of the Shares at the time outstanding (subject to section 12.4), provided that, without the prior written consent of the holders of all the Shares at the time outstanding (subject to section 12.4), no such amendment or waiver shall (a) reduce the aforesaid percentages of the Shares the holders of which are required to consent to any amendment or waiver, or (b) modify section 4. Any amendment or waiver effected in accordance with this section 18 shall be binding upon each holder of any Share at the time outstanding, each future holder of any Share and the Company.

                  19. Notices, etc. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight courier service, or mailed by registered or certified mail, return receipt requested, or sent by facsimile transmission, addressed, (a) if to the Purchaser, at the address set forth in Schedule A or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Share, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Share who has furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement, to the attention of the General Counsel, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Purchaser in writing. Any notice so addressed and delivered by hand or courier shall be deemed to be given when received, and any notice so addressed and mailed by registered or certified mail shall be deemed to be given three Business Days after being so mailed.


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

                  20. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Shares or any part thereof. This Agreement embodies the entire agreement and understanding between the Purchaser and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the day and year first above written.

                                        DIRECT GENERAL CORPORATION


                                        By: /s/James R. Tuerff
                                           -------------------------------
                                            Title: President and
                                                   Chief Executive Officer

                                        ELDON CAPITAL PARTNERS, L.P.

                                        By: ELDON CAPITAL, L.L.C.
                                            its General Partner


                                            By: /s/Udayan D. Ghose
                                               --------------------------
                                                Managing Member


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